Exhibit 10.1

                               INDEMNITY AGREEMENT


          This Indemnity Agreement ("Agreement"), dated as of ______________, is made by and between LION, Inc., a Washington Corporation (the "Company), and _____________ (the "Indemnitee").

                                    RECITALS

          A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors and officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors or officers.

          B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

          C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers.

          D. The Company believes that it is unfair for its directors and officers and the directors and officers of its subsidiaries to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable.

          E. The Company recognizes that the issues in controversy in litigation against a director or officer of a corporation such as the Company or its subsidiaries are often related to the knowledge, motives, and intent of such director or officer, that he or she is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time the director or officer can reasonably recall such matters and may extend beyond the normal time for retirement of such director or officer with the result that he or she, after retirement (or in the event of death, his or her spouse, heirs, executors or administrators), may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such director or officer from serving in that position.

          F. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors and officers and the directors and officers of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company's shareholders.

          G. The Company has adopted Articles of Incorporation (the "Articles") providing for indemnification of the officers, directors, agents and employees of the Company as contemplated by the Washington Business Corporation Act (the "Statute").

          H. Section 23B.08.510 and .570 of the Statute, under which the Company is organized ("Section 510/570"), empowers the Company to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of the Company or of other corporations or enterprises.

          I. The Articles specifically provide that the rights provided thereby are not exclusive, and Section 510/570 contemplates that contracts may be entered into between the Company and the members of the Board and its officers, employees and agents with respect to indemnification of such persons.

          J. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company.

          K. Indemnitee is willing to serve, or to continue to serve, the Company, and/or one or more subsidiaries of the Company, provided that he or she is furnished the indemnity provided for herein.

                                    AGREEMENT

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.        DEFINITIONS

          As used herein, the following terms shall have the following meanings:

          (a) AGENT. "Agent" of the Company means any person who is or was a director, officer, employee or other agent of the Company or a Subsidiary (as defined below); or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a


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

Subsidiary, or is or was a director,
officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

          (b) EXPENSES. "Expenses" include all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding (as defined below) or establishing or enforcing a right to indemnification under this Agreement, Section 510/570 or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a Proceeding.

          (c) PROCEEDING. "Proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

          (d) SUBSIDIARY. "Subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

          2. AGREEMENT TO SERVE. The Indemnitee agrees to serve and/or continue to serve as a director or officer of the Company, at its will, (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the bylaws of the Company or any Subsidiary or until such time as the Indemnitee tenders his or her resignation in writing; provided however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

          3. LIABILITY INSURANCE.

          (a) MAINTENANCE OF D&O INSURANCE. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as a director or officer of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee was an Agent of the Company, the Company, subject to Section 3(c), shall use its best efforts, consistent with prudent business practice, to obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") of which the Indemnitee will be an insured, in reasonable amounts from established and reputable insurers.

          (b) RIGHTS AND BENEFITS. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if the Indemnitee is not a director or officer but is a key employee.


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

          (c) LIMITATION ON REQUIRED MAINTENANCE OF D&O INSURANCE. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a Subsidiary.

          4. MANDATORY INDEMNIFICATION. Subject to Section 9, if the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify and hold harmless the Indemnitee to the fullest extent permitted by applicable law, as then in effect, without the requirement of any further approval or finding by the shareholders, the Board or independent legal counsel, against all Expenses, liabilities and losses (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of the Proceeding. The Company shall be obligated to provide such indemnification even if the Indemnitee should be deceased prior to, during the pendency of, or after completion of any Proceeding to which such indemnification applies.

          5. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, liabilities or losses of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of a Proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for that portion thereof to which the Indemnitee is entitled.

          6. MANDATORY ADVANCEMENT OF EXPENSES. Subject to Section 9(f) below, the Company shall advance all reasonable expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined pursuant to
Section 8 that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company. In the event that the Company fails to pay expenses as incurred by the Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay expenses as set forth in this paragraph. If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company's obligations as set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.


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


          7. NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

          (a) NOTICE BY INDEMNITEE. Promptly after receipt by the Indemnitee of notice of the commencement of, or the threat of commencement of, any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

          (b) NOTICE BY COMPANY. If, at the time of receipt of a notice of the commencement of a Proceeding pursuant to Section 7(a), the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

          (c) DEFENSE. If the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that: (i) the Indemnitee shall have the right to employ his or her counsel in any such Proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, the fees and Expenses of Indemnitee's counsel shall be at the expense of the Company.

          (d) CONFLICT OF INTEREST. The Company shall not be entitled to assume the defense of any action, suit or Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have reached the conclusion provided for in Section 7(c)(ii)(B).

          8. DETERMINATION OF RIGHT TO INDEMNIFICATION

          (a) SUCCESSFUL DEFENSE. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 4 or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him or her in connection with the investigation, defense, or appeal of such Proceeding.

          (b) OTHER SITUATIONS. In the event that Section 8(a) is inapplicable, the Company shall also indemnify the Indemnitee unless, and only to the extent, that it is determined by a forum described in Section 8(c) that the Indemnitee has not met the applicable standard of


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

conduct required to entitle the Indemnitee to such indemnification. The Indemnitee shall be presumed to be entitled to indemnification hereunder upon submission of a written claim (and, in any action brought to enforce a claim for expenses incurred in defending any Proceeding, in advance of its final disposition) and thereafter the Company shall have the burden of proof to overcome the presumption that the Indemnitee is not so entitled.

          (c) SELECTION OF FORUM. The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim under Section 8(b) that the Indemnitee is not entitled to indemnification will be heard from among the following:

                    (1) A quorum of the Board consisting of directors who are not at the time parties to the Proceeding for which indemnification is being sought;

                    (2) If a quorum cannot be obtained under (1) of this subsection, by a majority vote of a committee duly designated by the Board, in which designation directors who are parties may participate, consisting solely of two or more directors who are not at the time parties to the Proceeding for which indemnification is being sought;

                    (3) The shareholders of the Company (provided that shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination); or

                    (4) Special legal counsel (i) selected by the Board or its committee in the manner prescribed in (1) or (2) of this subsection or (ii) if a quorum of the Board cannot be obtained under (1) of this subsection and a committee cannot be designated under (2) of this subsection, selected by majority vote of the full Board, in which selection directors who are parties may participate.

          (d) SUBMISSION TO FORUM. As soon as practicable, and in no event later than thirty (30) days after written notice of the Indemnitee's choice of forum pursuant to Section 8(c), the Company shall, at its own expense, submit to the selected forum, in such manner as the Indemnitee or the Indemnitee's counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to ensure the Indemnitee a complete opportunity to defend against such claim.

          (e) APPLICATION TO COURT. If the forum listed in Section 8(c) selected by the Indemnitee determines that the Indemnitee is entitled to indemnification with respect to a specific Proceeding, such determination shall be final and binding on the Company. If the forum listed in Section 8(c) selected by the Indemnitee determines that the Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the court in which that Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing the Indemnitee's right to indemnification pursuant to this Agreement.

          (f) EXPENSES RELATED TO THIS AGREEMENT. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all


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

reasonable Expenses incurred by the Indemnitee in connection with any hearing or Proceeding under this Section 8 involving the Indemnitee and against all reasonable Expenses incurred by the Indemnitee in connection with any other Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such Proceeding was frivolous or made in bad faith.

          9. EXCEPTIONS. Any other provisions herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee for Expenses, liabilities or losses of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement):

          (a) D&O INSURANCE. Which have been paid directly to the Indemnitee pursuant to policy of D&O Insurance purchased and maintained by the Company; or

          (b) CERTAIN REMUNERATION. With respect to remuneration paid to the Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or

          (c) CERTAIN STATUTORY CLAIMS. On account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

          (d) CERTAIN CONDUCT. On account of the Indemnitee's conduct which is determined by the forum described in Section 8(c) or by a court pursuant to
Section 8(e) to have been intentional misconduct, a knowing violation of law or RCW 23B.08.310 or any successor provision of Section 510/570, or a transaction from which the Indemnitee derived benefit in money, property or services to which the Indemnitee is not legally entitled, unless and only to the extent that a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper; or

          (e) COURT DECISION. In the event a determination has not been made by the forum described in Section 8(c) or in the event of a determination by such forum from which the Indemnitee has applied to a court pursuant to Section 8(e), if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

          (f) CLAIMS INITIATED BY INDEMNITEE. With respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 510/570, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or


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

          (g) LACK OF GOOD FAITH. With respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous; or

          (h) UNAUTHORIZED SETTLEMENTS. For any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold its, his or her consent to any proposed settlement.

          10. NONEXCLUSIVITY. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Articles of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying the position as an Agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

          11. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days after written request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting Indemnitee's claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 9 hereof. Neither the failure of the Company (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

          12. SURVIVAL OF RIGHTS.

          (a) All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or Proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was an Agent of the Company.


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

          (b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

          13. INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

          14. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

          15. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          16. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (i) if delivered by hand and receipted for by the party addressee; or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Address for notice to either party is as shown on the signature pages of this Agreement, or as subsequently modified by written notice.

          17. GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the State of Washington, as applied to contracts between Washington residents entered into and to be performed entirely within Washington.

          18. CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the state and federal courts in the State of Washington for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state or federal courts in the State of Washington.

          The parties hereto have entered into this Agreement effective as of the date first above written.

                            [Signature Page Follows]


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

                                   LION, Inc.


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   Address:
                                               4700-42nd Ave. SW,
                                               Suite 430 Seattle,
                                               WA 98116 Fax:
                                               206-577-1441


                                   INDEMNITEE


                                   ---------------------------------------------
                                   Print Name:

                                   Address:


SCHEDULE OF INDEMNITEES
-----------------------

John A. McMillan
J.C. Marshall
Griffith Straw
Sam Ringer
James Russo
Randall D. Miles
David Stedman
Steve Thomson
Chris Johnson
Charles Sern Clementson


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